Exhibit (e)(1)(i)



                        VAN ECK WORLDWIDE INSURANCE TRUST
                                 99 Park Avenue
                                    8th Floor
                               New York, NY 10016



September 28, 1995


Van Eck Securities Corporation
99 Park Avenue
8th Floor
New York, NY 10016


Ladies and Gentlemen:

         Pursuant to Section 1 of the Distribution Agreement, dated July 31, 1989 (the "Agreement"), between Van Eck Worldwide Insurance Trust (formerly, Van Eck Investment Trust), (the "Trust") and Van Eck Securities Corporation (the "Distributor"), please be advised an additional series of the Trust, namely, Worldwide Emerging Markets Fund (the "Fund") has adopted the Agreement and retained the Distributor to render services contemplated by the Agreement for the Fund.


         Please confirm below your willingness to render such services.



                                             VAN ECK WORLDWIDE INSURANCE TRUST



ATTEST: /S/  THADDEUS LESZCZYNSKI            By: /S/  JAN VAN ECK
        ---------------------------------        -------------------------------
            Thaddeus Leszczynski                    Jan van Eck


         Confirmed, Agreed to and Accepted this September 28, 1995


                                             AN ECK SECURITIES CORPORATION



ATTEST:  /S/  THADDEUS LESZCZYNSKI           By: /S/  JAN VAN ECK
         -------------------------               -------------------------------
              Thaddeus Leszczynski                  Jan van Eck